Exhibit 23.1


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Reno Air, Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated February 14, 1996, with respect to the financial statements of Reno Air, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                       Ernst & Young LLP

June 14, 1996
Reno, Nevada